INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements of the Quizno's Corporation and Subsidiaries on Form S-3 (No. 333-38691) and Forms S-8 (No. 333-45549 and 333-45205), of our report dated February 20, 1998 appearing in the annual report on Form 10-KSB of the Quizno's Corporation and Subsidiaries for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of these Registration Statements.





                                     /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         Ehrhardt Keefe Steiner & Hottman PC

March 31, 1998
Denver, Colorado